EXHIBIT 10.1
August 4, 2006
Mr. James F. Albaugh
The Boeing Company
2201 Seal Beach Boulevard
Seal Beach, CA 09740
STRICTLY PRIVATE AND CONFIDENTIAL
Dear Jim:
This letter confirms the offer for appointment as a member of the TRW Automotive Board of Directors.
Your term would begin following approval of your nomination by the full Board on November 15th. For regular meetings, we are currently on a schedule of four board meetings per year. Our Board calendar for the remainder of the year is attached.
COMPENSATION
Our compensation arrangement for independent directors is as follows:
Annual Cash Retainer:
Directors will be paid an annual cash retainer of $40,000 per year.
Meeting Fees:
Directors will be paid a fee of $1,250 per meeting attended.
Committee Member Retainers:
As a member of the Audit Committee, you will receive an annual committee retainer of $4,000.
Committee Fees:
Committee members will receive an additional $1,250 per meeting attended.
Expenses:
The Company will reimburse you for reasonable out-of-pocket expenses for attendance at Board meetings pursuant to the Company’s Travel Policy.
Restricted Stock Units:
We expect that the Company’s Compensation Committee will authorize a grant of 2,500 restricted stock units that will add a significant equity-based component to your compensation.

Mr. James F. Albaugh
The Boeing Company
August 4, 2006

DIRECTORS AND OFFICERS INSURANCE
The Company has a Directors and Officers insurance policy in place. A copy of the binder for this policy has been provided to counsel for Boeing.
CONFIDENTIAL INFORMATION AGREEMENT
Because of the sensitivity of the information to which you have access, we ask that you execute a Confidential Information Agreement similar to that executed by all Company employees at the time of their employment.
Jim, we think your years of experience at Boeing, one of the world’s most successful technology-driven, manufacturing companies will enable you to make a strong contribution to the future prosperity of TRW Automotive. We are looking forward to your joining the Board.
Sincerely,
/s/ John C. Plant
John C. Plant
President & Chief Executive Officer
Attachment

Mr. James F. Albaugh
The Boeing Company
August 4, 2006

[Attachment listing 2006 Remaining Board Schedule Redacted]